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                                                                   EXHIBIT 10.59

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                         MPT OPERATING PARTNERSHIP, L.P.

                             MPT OF BLOOMINGTON, LLC

                        (COLLECTIVELY, THE "MPT PARTIES")

                                       AND

                              MONROE HOSPITAL, LLC

                      SOUTHERN INDIANA MEDICAL PARK II, LLC

                      (COLLECTIVELY, THE "SELLER PARTIES")

                           DATED AS OF OCTOBER 7, 2005

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                                Table of Contents

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PURCHASE AND  SALE AGREEMENT..........................................................         1
WITNESSETH:...........................................................................         1
ARTICLE I  DEFINED TERMS..............................................................         1
    SECTION 1.1   Certain Defined Terms...............................................         1
    SECTION 1.2   Interpretation; Terms Generally.....................................        10
ARTICLE II  PURCHASE AND SALE OF ASSETS...............................................        11
    SECTION 2.1   Purchase and Sale of Assets.........................................        11
    SECTION 2.2   No Assumption of Liabilities........................................        11
ARTICLE III  PURCHASE PRICE...........................................................        11
    SECTION 3.1   Purchase Price......................................................        11
    SECTION 3.2   Taxes, Rentals, Utilities...........................................        12
    SECTION 3.3   Allocation of Purchase Price........................................        12
ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER PARTIES...........        12
    SECTION 4.1   Organization........................................................        12
    SECTION 4.2   Authorization; Enforcement, Absence of Conflicts....................        12
    SECTION 4.3   Absence of Conflicts................................................        13
    SECTION 4.4   Consents and Approvals..............................................        13
    SECTION 4.5   Financial Statements................................................        13
    SECTION 4.6   No Undisclosed Liabilities..........................................        13
    SECTION 4.7   Absence of Changes..................................................        14
    SECTION 4.8   Physicians..........................................................        14
    SECTION 4.9   Taxes...............................................................        14
    SECTION 4.10  Title and Condition of the Real Property............................        15
    SECTION 4.11  Compliance with Environmental Laws..................................        17
    SECTION 4.12  Litigation..........................................................        17
    SECTION 4.13  Contracts, Obligations and Commitments..............................        18
    SECTION 4.14  Licenses............................................................        18
    SECTION 4.15  Good Title to Assets................................................        18
    SECTION 4.16  Accreditation; Medicare and Medicaid; Third Party Payors............        18
    SECTION 4.17  Healthcare Regulatory Matters.......................................        19
    SECTION 4.18  Hill-Burton Obligations.............................................        20
    SECTION 4.19  Medical Staff Matters...............................................        20
    SECTION 4.20  Compliance with Law.................................................        20
    SECTION 4.21  Intangible Property.................................................        20
    SECTION 4.22  Records.............................................................        20
    SECTION 4.23  Subsidiaries........................................................        21
    SECTION 4.24  Brokers.............................................................        21
    SECTION 4.25  Representations Complete............................................        21
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE MPT PARTIES..........................        22
    SECTION 5.1   Organization........................................................        22
    SeCTION 5.2   Authorization; Enforcement..........................................        22
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    SECTION 5.3   Absence of Conflicts................................................        23
    SECTION 5.4   Litigation..........................................................        23
    SECTION 5.5   Possession of Permits...............................................        23
    SECTION 5.6   Compliance with Law.................................................        23
    SECTION 5.7   Brokers.............................................................        24
    SECTION 5.8   Representations Complete............................................        24
ARTICLE VI  TITLE AND SURVEY..........................................................        24
    SECTION 6.1   Survey..............................................................        24
    SECTION 6.2   Title Insurance.....................................................        24
ARTICLE VII  PRE-CLOSING COVENANTS....................................................        25
    SECTION 7.1   No Shop.............................................................        25
    SECTION 7.2   Access..............................................................        25
    SECTION 7.3   Confidentiality.....................................................        26
    SECTION 7.4   Regulatory and other Authorizations, Notices and Consents...........        26
    SECTION 7.5   Mutual Covenants....................................................        26
    SECTION 7.6   Schedule Updates....................................................        27
    SECTION 7.7   Conduct of Business by the Seller Parties Pending the Closing.......        27
    SECTION 7.8   Public Announcements................................................        27
ARTICLE VIII  CLOSING CONDITIONS......................................................        27
    SECTION 8.1   Conditions to the Obligations of the Seller Parties.................        27
    SECTION 8.2   Conditions to the Obligations of the MPT Parties....................        28
ARTICLE IX  CLOSING...................................................................        29
    SECTION 9.1   Closing Date........................................................        29
    SECTION 9.2   The Seller Parties' Closing Date Deliverables.......................        29
    SECTION 9.3   MPT Parties' Closing Date Deliverables..............................        31
    SECTION 9.4   Commitment and Construction Fees....................................        31
ARTICLE X  TERMINATION................................................................        32
    SECTION 10.1  Termination Prior to Closing........................................        32
    SECTION 10.2  Notice of Termination Prior to Closing..............................        32
ARTICLE XI  POST  CLOSING COVENANTS...................................................        32
    SECTION 11.1  JCAHO Compliance....................................................        32
    SECTION 11.2  HIPAA Compliance....................................................        32
    SECTION 11.3  Necessary Permits...................................................        32
    SECTION 11.4  Participation in Government Programs................................        32
    SECTION 11.5  Compliance with Whole Hospital Exception............................        32
    SECTION 11.6  Post-Closing Access to Information..................................        33
    SECTION 11.7  Survival............................................................        33
ARTICLE XII  INDEMNIFICATION..........................................................        33
    SECTION 12.1  Indemnification of the MPT Parties..................................        33
    SECTION 12.2  Indemnification of the Seller Parties...............................        33
    SECTION 12.3  Notification and Defense of Claims..................................        33
    SECTION 12.4  Limitations on Claims...............................................        35
    SECTION 12.5  Investigations......................................................        35
    SECTION 12.6  Treatment of Indemnification Payments...............................        36
    SECTION 12.7  Insured Losses......................................................        36
    SECTION 12.8  Exclusive Remedy....................................................        36
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ARTICLE XIII  DISPUTE RESOLUTION......................................................        36
    SECTION 13.1  Governing Law.......................................................        36
    SECTION 13.2  Jurisdiction and Venue..............................................        36
ARTICLE XIV  MISCELLANEOUS............................................................        37
    SECTION 14.1  Assignment..........................................................        37
    SECTION 14.2  Notice..............................................................        37
    SECTION 14.3  Syndication.........................................................        38
    SECTION 14.4  Securities Offering and Filings.....................................        38
    SECTION 14.5  Expenses............................................................        38
    SECTION 14.6  Captions............................................................        38
    SECTION 14.7  Entire Agreement; Modification......................................        38
    SECTION 14.8  Schedules and Exhibits..............................................        39
    SECTION 14.9  Severability........................................................        39
    SECTION 14.10 Construction........................................................        39
    SECTION 14.11 Further Assurances..................................................        39
    SECTION 14.12 Counterparts........................................................        39
    SECTION 14.13 Binding Effect......................................................        39
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                           PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of October 7, 2005, by and among MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("MPT"), MPT OF BLOOMINGTON, LLC, a Delaware limited liability company (the "Acquisition Sub") (MPT and Acquisition Sub being hereinafter referred to, collectively, as the "MPT Parties"); and MONROE HOSPITAL, LLC, an Indiana limited liability company (the "Monroe Operator"), and SOUTHERN INDIANA MEDICAL PARK II, LLC, an Indiana limited liability company ("Monroe Seller") (each a "Seller Party" and, collectively, the "Seller Parties").

                                   WITNESSETH:

WHEREAS, the Monroe Seller is the current owner of that certain parcel of real property located in Bloomington, Indiana, the legal description of which is set forth on EXHIBIT A attached hereto (the "Land");

WHEREAS, MPT has caused the Acquisition Sub to be formed for the purpose of acquiring the Land and other assets described herein from Seller Parties, and developing and constructing the Hospital (as hereinafter defined) thereon pursuant to the terms and subject to the conditions of the Funding Agreement (as hereinafter defined);

WHEREAS, the Monroe Operator desires to lease from the Acquisition Sub the Land and the Hospital Improvements to be constructed thereon (collectively, the "Real Property") pursuant to the terms and subject to the conditions of that certain Lease Agreement in the form attached hereto as EXHIBIT B (the "Lease") which shall, subject to the satisfaction of the conditions hereinafter set forth, be entered into by and between the Acquisition Sub and the Monroe Operator as of Closing (as hereinafter defined);

WHEREAS, Acquisition Sub desires to make a loan (the "Loan") to Monroe Seller in the amount of One Hundred Sixty-Five Thousand Dollars ($165,000.00), payment of such amount to be evidenced by a Promissory Note in the form attached hereto as EXHIBIT C hereto (the "Promissory Note"), and secured as provided therein; and

WHEREAS, the parties desire that a thirty-four (34) acre portion of the Land be subject to repurchase as provided in the Repurchase Agreement attached hereto as EXHIBIT C-1;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  DEFINED TERMS

CERTAIN DEFINED TERMS. Capitalized terms used herein shall have the respective meanings ascribed to them in this Section 1.1.

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"Acquisition Sub" shall have the meaning set forth in the preamble to this
Agreement.

"Acquisition Sub Instruments" shall have the meaning set forth in Section 5.2 hereof.

"Affiliate" shall mean, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Persons; and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.

"Agreement" means this Agreement, and all Exhibits and Schedules hereto, as amended from time to time in accordance with the terms of this Agreement.

"Ambulatory Surgery Center" means the ambulatory surgery center currently owned and operated by PMC (as defined herein) in Bloomington, Monroe County, Indiana.

"Appraisal" means that certain appraisal of the Land and an accompanying reliance letter expressly stating that MPT may rely thereon, each in form and substance, and prepared by a Person, satisfactory to MPT in its sole discretion.

"Appraised Value" means the fair market value of the Land and the proposed improvements to be constructed on the Land pursuant to the Funding Agreement and the Development Agreement, as set forth in the Appraisal.

"ASC" means Monroe Hospital Outpatient ASC, LLC, an Indiana limited liability company and wholly-owned subsidiary of Monroe Operator.

"Assets" shall have the meaning set forth in Section 2.1 hereof.

"Balance Sheet "shall have the meaning set forth in Section 4.5 hereof.

"Balance Sheet Date" shall have the meaning set forth in Section 4.5 hereof.

"Business" means the operation of the Hospital and the engagement in and pursuit and conduct of any business ventures or activities reasonably related thereto, including, without limitation, ASC's operation of the Ambulatory Surgery Center; provided, however, that the operation of the Ambulatory Surgery Center shall be deemed to be within the term "Business" only until such time as Lessee achieves the necessary licensure and certification to provide inpatient and outpatient surgery services, whereupon, Monroe Operator shall cease to operate the Ambulatory Surgery Center.

"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

"Claim" shall have the meaning set forth in Section 4.12 hereof.

"Closing" shall have the meaning set forth in Section 9.1 hereof.

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"Closing Date" shall have the meaning set forth in Section 9.1 hereof.

"Code" means the United States Internal Revenue Code of 1986, as amended through the date hereof, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Commitment Amount" means the approximate amount of Thirty Five Million Five Hundred Thousand and No/100 Dollars ($35,500,000.00); provided, however, the Commitment Amount shall not exceed the lesser of (i) the Appraised Value, (ii) the replacement cost of the Real Property, or (iii) an amount that gives an EBITDAR coverage based on the Base Rent (as defined in the Lease) of at least two hundred percent (200%).

"Commitment Fee" shall have the meaning set forth in Section 9.4 hereof.

"Commitment Fee Deposit" shall have the meaning set forth in Section 9.4 hereof.

"Commitment Letter" means that certain Commitment Letter dated February 28, 2005, by and between MPT and the Monroe Operator, as amended.

"Confidentiality Agreement" means that certain Confidentiality Agreement dated February 3, 2005 by and between MPT and the Monroe Operator.

"Construction Fee" means an amount in cash equal to Fifty Thousand and No/100 Dollars ($50,000.00).

"Contracts" shall have the meaning set forth in Section 4.13 hereof.

"Conveyance Documents" shall have the meaning set forth in Section 2.3 hereof.

"Damages" means demands, claims, actions, losses, damages, liabilities, penalties, Taxes, costs and expenses (including, without limitation, attorneys' and accountants' fees, settlement costs, arbitration costs and any other reasonable expenses for investigating or defending any Claim or threatened Claim).

"Deed" shall have the meaning set forth in Section 9.2(b) hereof.

"Developer" means Monroe Hospital Development, LLC, an Indiana limited liability company.

"Development Agreement" means that certain Development Agreement among the Monroe Operator, the Developer and Acquisition Sub dated as of the Closing Date.

"Effective Date" shall mean the date upon which all of the parties hereto have executed this Agreement.

"EBITDAR" means earnings before the deduction of interest, taxes, depreciation, amortization and rent, as determined in accordance with GAAP, or the meaning as set forth in the Lease.

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"Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Seller Parties or any Affiliate of the Seller Parties, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, in each case as amended from time to time and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

"Equity Constituents" means, with respect to any Person, as applicable, the members, general and/or limited partners, shareholders, stockholders or other Persons, however designated, who are the owners of the issued and outstanding equity or ownership interests of such Person.

"Exception Documents" means true, correct, current and legible copies of each document listed as an exception to title on the Title Commitment.

"Excluded Liabilities" shall have the meaning set forth in Section 2.2 hereof.

"Financial Statements" shall have the meaning set forth in Section 4.5 hereof.

"Fixtures" means all permanently affixed non-medical equipment, machinery, fixtures, and other items of real property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Hospital, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in vacuum, cable transmission, oxygen and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

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"Funding Agreement" means that certain Funding Agreement between Monroe Operator and Acquisition Sub dated as of the Closing Date.

"GAAP" means United States generally accepted accounting principles as in effect from time to time. Any accounting term used herein and not specifically defined herein shall be construed in accordance with GAAP.

"Governing Documents" means, with respect to any Person, as applicable, such Person's charter, articles or certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement, stockholders' agreement or other documents or instruments which establish the rules, procedures and rights with respect to such Person' governance, and relations among such Person's Equity Constituents, in each case as amended, restated, supplemented and/or modified and in effect as of the relevant date.

"Governmental Entity" means any national, federal, regional, state, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

"Government Programs" shall have the meaning set forth in Section 4.16 hereof.

"Hazardous Materials" means any substance deemed hazardous under any Environmental Law, including, without limitation, asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, lead and lead-based paints, radon, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Environmental Law.

"Healthcare Fraud Laws" shall have the meaning set forth in Section 4.17(a) hereof.

"HIPAA" shall have the meaning set forth in Section 11.2 hereof.

"Hospital" means the general acute care hospital facility and related Hospital Improvements to be constructed on the Land pursuant to the Development Agreement.

"Hospital Improvements" means all buildings, improvements, structures and Fixtures, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements and all other improvements constructed for use or used in connection with the Hospital.

"Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person: (i) in respect of borrowed money (whether secured or unsecured), (ii) under conditional sale or other title retention agreements relating to property or services purchased and/or sold by such Person, (iii) evidenced by bonds, notes, debentures or similar instruments, (iv) for the payment of money relating to a capitalized lease obligation, (v)

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evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, (vi) pursuant to any guarantee, or (vii) secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on the assets or property of such Person, and (b) all liabilities and obligations of others of the kind described in the preceding clause (a) and otherwise that (i) such Person is responsible or liable for, directly or indirectly, as obligor, guarantor, surety or otherwise, or (ii) which are secured by a Lien on any of the assets or property of such Person.

"Indemnified Party" shall have the meaning set forth in Section 12.3(a) hereof.

"Indemnifying Party" shall have the meaning set forth in Section 12.3(a) hereof.

"Indemnity Periods" shall have the meaning set forth in Section 12.5(c) hereof.

"Intangible Property" shall have the meaning set forth in Section 4.21 hereof.

"JCAHO" shall have the meaning set forth in Section 11.1 hereof.

"Knowledge" means, with respect to any Person, such Person's actual or deemed knowledge of a particular fact or matter if (i) any of such Person's current or former officers or directors (or other Persons, however designated, currently or formerly possessing and/or exercising similar authority with respect to such Person) (a Person's "Knowledge Group") has actual knowledge of such fact or matter; or (ii) any of such Person's Knowledge Group would reasonably be expected to discover or otherwise become aware of such fact or matter after conducting a reasonably diligent inquiry.

"Land" shall have the meaning set forth in the recitals to this Agreement.

"Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Entity or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

"Lease" means that certain Lease Agreement in the form attached hereto as EXHIBIT B.

"Letter of Intent" means that certain Letter of Intent dated February 17, 2005 by and between MPT and the Monroe Operator.

"Liability Threshold" shall have the meaning set forth in Section 12.4(a) hereof.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, lien (statutory or otherwise) or preference, security interest or other encumbrance of any kind or nature whatsoever.

"Loan" shall have the meaning set forth in the recitals to this Agreement.

"Material Adverse Effect" means any changes, event(s), occurrence(s) or effect(s), whether direct or indirect, that, both before and after giving effect to the transactions contemplated by this

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Agreement, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on (i) the Seller Parties' businesses, properties, results of operations, assets, revenue, income, condition (financial or otherwise) or ability to timely satisfy their obligations or liabilities (whether absolute or contingent), (ii) the Assets, or (iii) the conduct of the Business or the Seller Parties' ability to perform their obligations under, and/or consummate the transactions contemplated by, this Agreement within the time periods specified herein.

"Medicaid" shall have the meaning set forth in Section 4.16 hereof.

"Medicare" shall have the meaning set forth in Section 4.16 hereof.

"Monroe Operator" means Monroe Hospital, LLC, an Indiana limited liability company.

"Monroe Seller" means Southern Indiana Medical Park II, LLC, an Indiana limited liability company.

"MPT" means MPT Operating Partnership, L.P., a Delaware limited partnership.

"MPT Indemnified Parties" shall have the meaning set forth in Section 12.1 hereof.

"MPT Instruments" shall have the meaning set forth in Section 5.2 hereof.

"MPT Parties" means MPT and the Acquisition Sub, collectively.

"MPT Parties' Indemnity Period" shall have the meaning set forth in Section 12.4(a) hereof.

"Non-Prevailing Party" means, with respect to any Claim between any of the parties to this Agreement, such party determined as the non-prevailing party by a court with proper jurisdiction.

"Operational Date" means the date on which the construction of the Hospital is, in accordance with the terms of the Development Agreement, substantially complete.

"Ordinary Course of Business" means, with respect to any Person, any action that: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors (or other Persons, however designated, possessing and/or exercising similar authority with respect to such Person) or Equity Constituents of such Person and does not require any other special authorization of any nature; or
(c) is similar in nature, scope and magnitude to actions customarily taken, without any special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

"Permits" shall have the meaning set forth in Section 4.14 hereof.

"Permitted Encumbrances" means (i) Liens for or arising from current ad valorem taxes not yet due and payable; (ii) easements and other restrictions of record;
(iii) matters set forth in the Title

Commitment issued by the Title Company; (iv) matters disclosed on the Survey; and (v) other matters, encumbrances and defects approved by MPT in writing.

"Person" means an individual, a corporation, a limited liability company, a general or limited partnership, an unincorporated association, a joint venture, a Governmental Entity or other entity or group.

"Physicians" shall have the meaning set forth in Section 4.8 hereof.

"PMC" means Pain Management & Surgery Center of Southern Indiana, P.C., an Indiana professional corporation.

"PMC Balance Sheet" shall have the meaning set forth in Section 4.25(a) hereof.

"PMC Balance Sheet Date" shall have the meaning set forth in Section 4.25(a) hereof.

"PMC Financial Statements" shall have the meaning set forth in Section 4.25(a) hereof.

"Projected Total Development Costs" means an amount equal to Thirty Five Million Five Hundred Thousand and No/100 Dollars ($35,500,000.00).

"Promissory Note" shall mean that certain Promissory Note executed by Monroe Seller in favor of Acquisition Sub in the form attached hereto as EXHIBIT C.

"Public Taking" shall have the meaning set forth in Section 4.10(e) hereof.

"Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

"Real Property" shall have the meaning set forth in the recitals to this Agreement.

"Repurchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

"Review Period" shall have the meaning set forth in Section 7.2 hereof.

"Search Reports" means reports of searches made of the uniform commercial code records of the county in which the Land is located, and of the office of the secretary of state of the state in which the Land is located and in the state(s) in which the principal office(s) of the Seller Parties are located.

"Seller Indemnified Parties" shall have the meaning set forth in Section 12.2 hereof.

"Seller Party Instruments" shall have the meaning set forth in Section 4.2 hereof.

"Seller Parties' Indemnity Period" shall have the meaning set forth in Section 12.4(a) hereof.

"Service Provider" means any Person who has rendered, is rendering or is expected to render services relating to the Business or on behalf of either of the Seller Parties.

"Single Purpose Entity" means an entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Real Property and conducting the operation of the Business, (ii) conducts business only in its own name,
(iii) does not engage in any business other than the ownership and/or leasing of all or any portion of the Real Property and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in the Real Property and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by the Lease or arising in the Ordinary Course of Business and does not guarantee or otherwise obligate itself with respect to the debts of any other Person, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, and (viii) maintains all corporate or limited liability company formalities independent of any other entity.

"Subsidiary" means, with respect to any Person, any Person of which fifty percent (50%) or more of the total voting power of the voting securities is owned or controlled (as defined in the definition of "Affiliate" above), directly or indirectly, by such Person.

"Survey" means a current "as-built" ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the state in which the Land is located acceptable to MPT in its sole discretion, which shall be prepared in accordance with the provisions set forth in Section 6.1 of this Agreement.

"Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, any and all income, gross receipts, excise, real and personal property (including leaseholds and interests in leaseholds), sales, use, occupation, transfer, license, ad valorem, gains, profits, gift, minimum estimated, alternative minimum, social security, unemployment, disability, premium, recapture, credit, payroll, withholding, severance, stamp, capital stock, value added leasing, franchise and other taxes or similar charges of any kind including any interest and penalties on or additions thereto or attributable to any failure to comply with any requirement regarding any Tax Return (as hereinafter defined).

"Tax Return" means any return, declaration, filing, report, claim for refund or information return or other statement relating to Taxes (whether filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity), including any schedule or attachment thereto, and including any amendment or extension thereof.

"Tax Structure" shall have the meaning set forth in Section 7.3 hereof.

"Tax Treatment" shall have the meaning set forth in Section 7.3 hereof.

"Tenant" means the lessees or tenants under the Tenant Leases, if any.

"Tenant Leases" shall have the meaning set forth in Section 4.10(i) hereof.

"Third Party Claim" shall have the meaning set forth in Section 12.3 hereof.

"Title Commitment" means a current commitment issued by the Title Company to the MPT Parties pursuant to the terms of which the Title Company shall commit to issue the Title Policy to the MPT Parties in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

"Title Company" means the national service office of a title insurance company licensed in the state in which the Land is located and selected by MPT in its sole discretion.

"Title Policy" means a title insurance policy in form and substance satisfactory to MPT in its sole discretion.

"Total Development Costs" means any amount or cost required to be invested, contributed, expended, and/or incurred by the Acquisition Sub, its members and all of their Affiliates from time to time in connection with, as applicable, the acquisition, development, construction and lease of the Land, the Hospital and the Hospital Improvements, whether pursuant to the Development Agreement or otherwise in connection with the transactions contemplated by this Agreement.

"Warranties" means all warranties, representations and guaranties with respect to any of the Assets, whether express or implied, which either Seller Party or any of such Seller Party's Affiliates now holds or under which either Seller Party or any of its Affiliates is the beneficiary.

INTERPRETATION; TERMS GENERALLY. The definitions set forth in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless otherwise indicated, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof" and "hereunder" and words of similar import shall be deemed to refer to this Agreement (including the preamble, recitals, Schedules and Exhibits) in its entirety and not to any part hereof, unless the context shall otherwise require. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections and Schedules of, and Exhibits to, this Agreement, unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal. References to any law are references to that law as of the Closing Date, unless clearly indicated otherwise, and shall also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or number of "days" that does not refer explicitly to a "Business Day" or "Business Days" shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                           PURCHASE AND SALE OF ASSETS

PURCHASE AND SALE OF ASSETS. Based upon the representations and warranties of the Seller Parties as set forth herein, and subject to the terms and conditions hereof, at the Closing, the Seller Parties, in consideration of the payment of the Purchase Price in accordance with Section 3.1, shall grant, sell, assign, transfer, convey and deliver to Acquisition Sub, and Acquisition Sub shall purchase and acquire from the Seller Parties, free and clear of all Liens, other than Permitted Encumbrances, the following assets of the Seller Parties (collectively, the "Assets"):

the Land;

to the extent assignable, all rights in all intangible property relating exclusively to the Land, including, but not limited to, zoning rights, Permits (other than operating permits) and indemnification or similar rights and all Warranties affecting or inuring to the benefit of the Land or the owner thereof (including, without limitation, any indemnification or similar rights and Warranties related to the Land);

all of the Seller Parties', title and interest in and to site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, inspection reports, engineering and environmental plans and studies, title reports, floor plans, landscape plans and other plans relating to the Real Property; and

all of the Seller Parties' right, title and interest in and to all causes of action, claims and rights in litigation (or which could result in litigation against any party) pertaining or relating to the Land (including, without limitation, any causes of action, claims or rights in litigation or other rights related to or arising under any purchase contracts respecting the Land).

NO ASSUMPTION OF LIABILITIES. Notwithstanding anything in this Agreement to the contrary, no MPT Party shall assume or agree to pay, satisfy, discharge or perform, and or be deemed by virtue of the execution and delivery of this Agreement or any other document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement or such other document, to have assumed, or to have agreed to pay, satisfy, discharge or perform, and shall not be liable for, any liability, obligation, contract or Indebtedness of the Seller Parties, any Affiliate of the Seller Parties, PMC or any other Person, whether primary or secondary, direct or indirect, including, without limitation, any liability or obligation relating to the ownership, use or operation of the Ambulatory Surgery Center or the Assets prior to Closing, any liability or obligation arising out of or related to any breach, default, tort or similar act committed by the Seller Parties or any Affiliate of the Seller Parties or for any failure of the Seller Parties or any Affiliate of the Seller Parties to perform any covenant or obligation for or during any period prior to Closing (collectively, the "Excluded Liabilities").

                                 PURCHASE PRICE

PURCHASE PRICE. The purchase price for the Assets shall be Two Million Four Hundred Twenty Thousand and No/100 Dollars ($2,420,000.00), subject to increase as provided in the Repurchase

Agreement in the form attached hereto as EXHIBIT C-1 (the "Purchase Price"). Subject to the terms and conditions hereof, at Closing, Acquisition Sub shall pay the Purchase Price to Monroe Seller via transfer of immediately available federal funds to an account specified in writing by the Seller Parties not less than three (3) Business Days prior to the Closing Date.

TAXES, RENTALS, UTILITIES. The parties acknowledge that all utility charges and all real and personal property Taxes related to the Assets and the Hospital shall be the responsibility of the Monroe Operator pursuant to the terms of the Lease.

ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets for purposes of Section 1060 of the Code as set forth on SCHEDULE 3.3. The parties agree to use, and to not take any position which is inconsistent with, such allocation in the preparation and filing of any Tax Return (including Form 8594).

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER PARTIES

With the understanding that the MPT Parties shall rely hereon, and as a material inducement to the MPT Parties to enter into this Agreement and the Development Agreement, the Seller Parties hereby severally represent, warrant and covenant to the MPT Parties as of the date hereof and as of the Closing Date as follows:

ORGANIZATION. Each Seller Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Indiana and is duly qualified and registered as a foreign limited liability company in good standing under the laws of each jurisdiction in which the nature of the business conducted, or the assets owned, operated and/or leased by such Seller Party requires or makes such qualification or registration necessary. SCHEDULE 4.1 attached hereto sets forth the ownership of each of the Seller Parties and, except as set forth therein, no other Person has, and neither Seller Party has offered to any Person, any equity interest in such Seller Party or any option, warrant or other right to acquire the same, except for those options or rights listed on SCHEDULE 4.1. The Seller Parties are, and have been, at all times since the date of their formation, Single Purpose Entities. ASC is a wholly-owned subsidiary of Monroe Operator, and except as set forth on SCHEDULE 4.1, neither ASC, nor any other Person has offered to any Person, any equity interest in ASC or any option, warrant or other right to acquire the same, except for those options or rights listed on SCHEDULE 4.1.

AUTHORIZATION; ENFORCEMENT. Each Seller Party has the requisite limited liability company power and authority to conduct its business as it is now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement, all documents and agreements necessary to give effect to the provisions of this Agreement, including the Lease, and to consummate the transactions contemplated hereby and thereby. All limited liability company actions required to be taken by the applicable Seller Party to authorize the execution, delivery and performance of this Agreement, the Lease, as well as all documents, agreements and instruments executed by the Seller Parties which are necessary to give effect thereto (collectively, the "Seller Party Instruments") and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and in compliance with each Seller Party's Governing Documents. No other action on the part of the Seller Parties or the

Seller Parties' directors (or other Person's possessing and exercising similar control and authority over either Seller Party) or Equity Constituents is necessary to authorize the execution, delivery and performance of this Agreement, the Lease, the Seller Party Instruments and all transactions contemplated hereby and thereby. This Agreement, the Seller Party Instruments and all agreements to which the Seller Parties will become a party hereunder, including the Lease, are and will constitute the valid and legally binding obligations of the Seller Parties, and are and will be enforceable against the Seller Parties in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ABSENCE OF CONFLICTS. The Seller Parties' execution, delivery and performance of this Agreement, the Lease and the Seller Party Instruments, and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of either Seller Party's Governing Documents; (ii) violate or conflict with any provision of any Law to which either the Seller Party or any of its Equity Constituents is subject; (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to either of the Seller Parties; (iv) result in or cause the creation of a Lien on the Land or any of the Assets; or (v) except as disclosed on SCHEDULE 4.3, result in the breach or termination of any provision of, or create rights of acceleration or constitute a default under, the terms of any indenture, mortgage, deed of trust, contract, agreement or other instrument to which either Seller Party is a party or by which either of the Seller Parties or any of the Assets is bound.

CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 4.4 attached hereto, no license, permit, qualification, order, consent, authorization, approval or waiver of, or registration, declaration or filing with, or notification to, any Governmental Entity or other Person is required to be made or obtained by or with respect to either of the Seller Parties in connection with the execution, delivery and performance of this Agreement, the Lease or the Seller Party Instruments, or the consummation of the transactions contemplated hereby or thereby.

FINANCIAL STATEMENTS. SCHEDULE 4.5 sets forth (i) the unaudited balance sheet of the Monroe Operator (the "Balance Sheet") at August 31, 2005 (the "Balance Sheet Date") and (ii) the unaudited statement of income and cash flows of the Monroe Operator for the month ended August 31, 2005 (the financial statements described in this sentence, being referred to herein collectively, as the "Financial Statements"). Except as set forth on SCHEDULE 4.5, the Financial Statements have been prepared in accordance with GAAP, are based on the books, records and accounts of the Monroe Operator and fairly present the financial condition and results of operations, cash flows and stockholders' or partners' equity of the Monroe Operator as of the respective dates thereof and for the respective periods indicated therein, except (i) that the Financial Statements do not include complete note (including footnote) disclosure as required by GAAP; and
(ii) that the Financial Statements are subject to normal, year-end adjustments which are not, and will not be, material in amount or effect, either individually or in the aggregate.

NO UNDISCLOSED LIABILITIES. Except as set forth on SCHEDULE 4.6 attached hereto, the Monroe Operator has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, including any potential future liability arising out of acts or omissions which have already occurred, which are not fully and accurately reflected or reserved against in the Balance Sheet except for liabilities or obligations that may have arisen in the Ordinary Course of Business since the Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and the Monroe Operator has no Knowledge of any fact, condition or circumstance which could form the basis of any Claim in respect of any such liability or obligation.

ABSENCE OF CHANGES. Except as set forth on SCHEDULE 4.7 attached hereto, since the Balance Sheet Date, each Seller Party has, as applicable:

except as otherwise provided in this Agreement, conducted its business only in the Ordinary Course of Business;

not suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect;

preserved its legal existence and retained its business organization intact;

paid or satisfied all of its material debts, liabilities or obligations in the Ordinary Course of Business;

timely made all applicable filings with Governmental Entities;

not mortgaged, pledged, subjected to Lien, charged, encumbered or granted a security interest in or to any of its assets (including, without limitation, any of the Assets);

not suffered any material damage, destruction or loss (whether or not covered by insurance) affecting any of its assets;

not made or suffered any change to its Governing Documents;

maintained its books and records in accordance with GAAP, consistent with past practices;

not received any notice of any defections of or other problems related to its prospective medical staff; and

not agreed or offered, whether in writing or otherwise, to take any action described in Section 4.7(a) through Section 4.7(j) above.

PHYSICIANS. SCHEDULE 4.8 sets forth the names of all of the physicians who are Equity Constituents, directors or officers of each Seller Party as well as the names of all physicians who may be admitted to the staff of the Hospital (the "Physicians"). This information will be kept confidential.

TAXES. Each Seller Party has filed or caused to be filed all Tax Returns of such Seller Party which have become due (taking into account valid extensions of time to file) prior to the date hereof. Such Tax Returns are accurate and complete in all material respects, and each Seller

Party has paid or caused to be paid all Taxes for the periods covered by such Tax Returns, whether or not shown to be due on such Tax Returns. There are (i) no outstanding Liens for any Taxes that have been filed by any Governmental Entity against either Seller Party or the Business, any of the Assets or the other assets of either Seller Party (other than for ad valorem taxes not yet due and payable), and (ii) no claims being asserted in writing with respect to any Taxes relating to either of the Seller Parties, the Land, the Business, any of the Assets or any other assets of either of the Seller Parties for which either of the MPT Parties could be held liable, and there is no basis for the assertion of any such claim. The Land has not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement or deferment of ad valorem taxes which, in such case, could result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred, and the transactions contemplated by this Agreement will not cause a reassessment or increase of ad valorem taxes.

TITLE AND CONDITION OF THE REAL PROPERTY.

A legal description of the Land is set forth on EXHIBIT A. Except as set forth on SCHEDULE 4.10(a), the Monroe Seller is the sole and exclusive legal and equitable owner of all right, title and interest in the Land and at Closing will have and convey to Acquisition Sub good and marketable title in fee simple to the Land, free and clear of any and all Liens, encumbrances, restrictions or easements of any kind whatsoever (other than Permitted Encumbrances).

Neither the sale of the Land pursuant to this Agreement nor the construction and operation of the Hospital thereon violates or will violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Entity or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Land, including, without limitation, any applicable zoning or subdivision ordinance or building code, flood disaster law or health and environmental law or regulation.

With regard to the Land, except as set forth on SCHEDULE 4.10(c), to the Knowledge each Seller Party, there are no (i) encroachments onto or from adjacent properties; (ii) violations of set-back, building or side lines; (iii) encroachments onto any easements or servitudes located on such Land; (iv) pending or, to the Knowledge of each Seller Party, threatened boundary line disputes; (v) portions of such Land located in a flood plain or in an area defined as a wetland under applicable state or federal law; (vi) cemeteries or gravesites located on, within or under the Land; or (vii) mine shafts under the Land or any other latent defects, such as sinkholes, regarding or affecting the Land.

Upon completion of the Hospital, the water, sewer, gas and electricity lines, storm sewer and other utility systems shall be adequate to serve the utility needs of the Real Property.

Except as set forth on SCHEDULE 4.10(e), neither the whole nor any portion of the Land has been condemned, requisitioned or otherwise taken by any public authority (a "Public Taking"), and no notice of any Public Taking has been received by either Seller Party with regard to any portion of the Land. The Seller Parties have no Knowledge of any Public Taking being threatened or contemplated. The Seller Parties have no Knowledge of any public improvements which have been ordered to be made and/or which have not heretofore been assessed, and, to the Knowledge of the Seller Parties, there are no special, general or other assessments pending or threatened against or affecting any of the Land (except those expressly identified in the Title Commitment).

Except as set forth on SCHEDULE 4.10(f), there are no Claims, actions, suits, proceedings or investigations pending or, to the Knowledge of either Seller Party, threatened, against or affecting all or any portion of the Land.

Except as set forth on SCHEDULE 4.14 and SECTION 11.3, all licenses, permits, certificates of need (if applicable), authorizations and approvals required by all Governmental Entities having jurisdiction, have been issued for the Hospital, and, as of the Closing, all of the same will be in full force and effect.

Neither Seller Party has Knowledge of any fact or condition which would result in the termination of the current access from the Land to any presently existing public highways and/or roads adjoining or situated on the Land or to sewer or other utility services to serve the Land

SCHEDULE 4.10(i) attached hereto sets forth an accurate and complete list of all leases, subleases, commitment letters, letters of intent and other rental agreements, whether written or oral, now or hereafter in effect, if any, that grant or will grant a possessory interest in and to any space in the Real Property or that otherwise assign or convey rights with regard to the Real Property (collectively referred to as the "Tenant Leases"). SCHEDULE 4.10(i) designates which of the Tenant Leases described therein are with the referral sources (as determined by any of the Healthcare Fraud Laws) of the Monroe Operator and/or any of its Affiliates. SCHEDULE 4.10(i) specifies the rent and security deposit, if any, for each Tenant Lease. The Monroe Operator has provided MPT with complete, correct and current copies of all Tenant Leases. The Monroe Operator shall provide MPT prior to Closing with Tenant Lease estoppels in form satisfactory to MPT from all Tenants under the applicable Tenant Leases. Except for the Tenant Leases and any other items listed on SCHEDULE 4.10(i), there are no purchase contracts, leases of space, options, rights of first refusal or other written or oral agreements of any kind whereby any person or entity will have acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the Real Property.

The Monroe Operator has not accepted the payment of rent or other sums due under any of the Tenant Leases for more than one (1) month in advance. As of the Closing, none of the Tenant Leases and none of the rents or other charges payable thereunder, if any, will have been assigned, pledged or encumbered. Except as set forth on SCHEDULE 4.10(j), as of the Closing, no brokerage or leasing commissions or other compensation will be due or payable to any Person with respect to, or on account of, the Lease or any Tenant Lease or any extensions or renewals thereof, if any, excepting those agreements entered into or accepted in writing by MPT.

Except as set forth on SCHEDULE 4.10(k): (i) the Tenant Leases are freely assignable by the Monroe Operator to Acquisition Sub, have not been modified, amended or assigned, are legally valid, binding and enforceable against the Monroe Operator (and, to the Knowledge of the Monroe Operator, against the other parties to such Tenant Leases) in accordance with their respective terms and are in full force and effect; (ii) there are no monetary defaults and no material nonmonetary defaults by Monroe Operator or, to the best of the Monroe Operator's Knowledge, any other party to the Tenant Leases; (iii) the Monroe Operator has not received written notice of any default, offset, counterclaim or defense under any of the Tenant Leases; (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Monroe Operator of the terms of any of the Tenant Leases; and (v) the terms and structure of the Tenant Leases comply with all Healthcare Fraud Laws.

COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth in that certain Phase I environmental site assessment of the Land dated July 2, 2004, prepared by Alt & Witzig Engineering, Inc., and as otherwise set forth in SCHEDULE 4.11 attached hereto:

No Governmental Entity or any nongovernmental third party has notified either Seller Party, or to each Seller Party's Knowledge, any other party, of any alleged violation or investigation of any suspected violation under the Environmental Laws in connection with the ownership or operation of the Land, including any litigation or cause of action alleging personal injury or property damage caused by exposure to, or the disposal, release or migration of, any Hazardous Materials. To the Seller Parties' Knowledge, the Land is in full compliance with the Environmental Laws;

With respect to the ownership of the Land, to the Knowledge of each Seller Party, no Hazardous Materials have been stored, disposed of or arranged for the disposal thereon, except in compliance with the Environmental Laws and there are no underground storage tanks located at, on or under the Land;

To the Knowledge of each Seller Party, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the generation, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Hazardous Materials on or from any of the Land that could form the basis of any Environmental Claim against either Seller Party or either MPT Party;

Neither Seller Party has contractually assumed or succeeded to any liability of any direct or indirect predecessors or any other Person related or with respect to any Environmental Law; and

To the Knowledge of each Seller Party, there are no conditions presently existing on, at or emanating from the Land, including, without limitation, any condition created or that came into being prior to the ownership of the Land by the Monroe Seller that may result in any liability, investigation or clean-up cost under any Environmental Law.

LITIGATION. There is no suit, action, proceeding, inquiry or investigation (a "Claim") against or involving either Seller Party or any of its properties or rights, pending or, to the Knowledge of each Seller Party threatened (including, without limitation any suit, action, proceeding or investigation pursuant to Title 11 of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, or any other federal, state or local law regulating employment) nor to the Knowledge of each Seller Party are there any facts which might result in or form the basis of any such Claim. Except as set forth on SCHEDULE 4.12 attached hereto, there is no judgment, decree, injunction, rule or order of any Governmental Entity or any other Person (including, without limitation, any arbitral tribunal) outstanding against either Seller Party and neither Seller Party is in violation of any term of any judgment, decree, injunction or order outstanding against it. Furthermore, there is no Claim by or before any Governmental Entity or other Person pending or, to the Knowledge of each Seller Party, threatened which questions or challenges the validity of this Agreement or any action taken or to be taken by the Seller Parties pursuant to this Agreement or in connection with the transactions contemplated hereby, and there is no basis for any such Claim.

CONTRACTS, OBLIGATIONS AND COMMITMENTS. SCHEDULE 4.13 attached hereto sets forth a list of all contractual agreements, whether written or oral, or relating to or affecting the assets or the operation of the Business to which either Seller Party is a party (the "Contracts"). The Seller Parties have provided to MPT complete and correct copies of all of the Contracts. Except as set forth on
SCHEDULE 4.13, (i) the Contracts are legally valid, binding and enforceable against the Seller Parties (and, to the Knowledge of each Seller Party, against the other parties thereto) in accordance with their respective terms and are in full force and effect; (ii) there are no defaults by either of the Seller Parties, or to the Knowledge of each Seller Party, any other party to the Contracts; (iii) neither Seller Party has received written notice of any default, offset, counterclaim or defense under any Contract; (iv) no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by either Seller Party of the terms of any Contract; and (v) the Contracts are in compliance with Healthcare Fraud Laws.

LICENSES. SCHEDULE 4.14 attached hereto sets forth a current, complete and accurate list of all licenses, permits, certificates of need and other authorizations of Governmental Entities (the "Permits") which will be required for the construction and development and operation of the Hospital and the conduct of the Business. Except as set forth in SCHEDULE 4.14, Monroe Operator possesses all such Permits, such Permits are in full force and effect and true and correct copies of such Permits have been delivered to MPT. No notice from any authority in respect to, as applicable, the threatened, pending or possible denial, revocation, termination, suspension or limitation of any of the Permits has been received by the Seller Parties and neither Seller Party has Knowledge of any proposed or threatened issuance of any such notice or of any grounds which would form the basis for any such notice.

GOOD TITLE TO ASSETS. Except as set forth on SCHEDULE 4.15, each Seller Party has good, absolute and marketable title to, and unrestricted possession of, all of the Assets (other than the Land, which is addressed in Section 4.10 above), free and clear of all Liens (other than Permitted Encumbrances) and any adverse Claims of third parties.

ACCREDITATION; MEDICARE AND MEDICAID; THIRD PARTY PAYORS. Except as set forth on
SCHEDULE 4.16 attached hereto, the Monroe Operator will enroll and become a provider authorized to participate without restriction under Title XVIII of the Social Security Act ("Medicare") and Title XIX of the Social Security Act ("Medicaid"), the Medicare and the Medicaid programs of the State of Indiana and the TRICARE/CHAMPUS programs (the "Government Programs"). The Monroe Operator expects to receive Medicare or Medicaid reimbursement with respect to the Hospital and to be eligible to receive payment without restriction under Medicare and Medicaid. Neither the Monroe Operator nor any Person who is either an officer, director or manager of, or directly or indirectly owns an equity interest in, the Monroe Operator, nor, to the Knowledge of each Seller Party, any Physician or Service Provider (i) has been excluded, suspended or debarred from, or otherwise ineligible for, participation in any Government Program including Medicare and Medicaid, or (ii) has been convicted of a criminal or civil offense related to conduct that would trigger an exclusion from any Government Program.

HEALTHCARE REGULATORY MATTERS.

Except as described on SCHEDULE 4.17 hereto, no Seller Party, or, to the Knowledge of each Seller Party, any Physician or Service Provider (i) is a party to or has received notice of the commencement of any investigation or debarment proceedings or any governmental investigation or action (including any civil investigative demand or subpoena) under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark
Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (18 U.S.C.
1035), and Patient Inducement Statute or equivalent state statutes or any rule or regulation promulgated by a Governmental Entity with respect to any of the foregoing ("Healthcare Fraud Laws") affecting either of the Seller Parties or the Business (and no grounds for any such proceeding, investigation or action exist); and (ii) is not in full compliance with all applicable Healthcare Fraud Laws.

Except as described on SCHEDULE 4.17 hereto, no Seller Party or, to the Knowledge of each Seller Party, any Physician or Service Provider has ever been charged or implicated in any violation of any state or federal statute or regulation involving false, fraudulent or abusive practices relating to its participation in state or federally sponsored reimbursement programs, including but not limited to false or fraudulent billing practices. No Seller Party, or, to the Knowledge of each Seller Party, any Physician or Service Provider has engaged in any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare or Medicaid program; (iii) failing to disclose knowledge of any event affecting the initial or continued right to any benefit or payment under Medicare or Medicaid program on its own behalf or on behalf of another, with intent to secure such payment or benefit fraudulently; (iv) knowingly and willfully soliciting, paying, or receiving any remuneration (including kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; (v) presenting or causing to be presented a claim for reimbursement for services that is for an item or service that was known or should have been known to be (a) not provided as claimed, or (b) false or fraudulent; or (vi) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (a) a facility in order that the facility may qualify for Governmental Entity certification or (b) information to be provided under 42 USC Section 1320a-3.

The Physicians' investment in and ownership of the Monroe Operator (including the transfer of the Ambulatory Surgery Center business to ASC and the payments to be made to Kamal K. Tiwari, M.D. in connection therewith), if any, and the referral of patients to the Hospital and the Business by such Physicians do not violate any applicable Laws, including any Healthcare Fraud Law.

HILL-BURTON OBLIGATIONS. The Seller Parties shall not have any patient care or other obligations under the Federal Hill-Burton program with respect to the operation of the Hospital.

MEDICAL STAFF MATTERS. Except as set forth in SCHEDULE 4.19 attached hereto, there are no pending or, to the Knowledge of each of the Seller Parties, threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants to the medical staff of the Hospital. For confidentiality purposes, all persons identified on SCHEDULE 4.19 are identified by a Hospital-assigned number rather than name. True and correct copies of Medical Staff Bylaws of the Hospital, the Hospital's Medical Staff Rules and Regulations, and the Hospital's Medical Staff Hearing Procedures, all as proposed to be in effect following completion of the Hospital Improvements, have been previously delivered by the Seller Parties to MPT.

COMPLIANCE WITH LAW. Each Seller Party (a) is in material compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of the Business and its ownership and use of its assets, and no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree; and (b) has timely made or given all filings and notices required to be made by such Seller Party with the regulatory agencies of any Governmental Entity.

INTANGIBLE PROPERTY. A true and complete list of the trademarks, service marks, and other intangible assets of the Seller Parties to be used in the operation of the Hospital is set forth in SCHEDULE 4.21 (the "Intangible Property") attached hereto. The Seller Parties own or possess adequate, enforceable licenses or other rights to use all of the Intangible Property, and no rights thereto have been granted to others by the Seller Parties. Except as set forth in SCHEDULE 4.21, all of the Intangible Property is owned or used by the Seller Parties free and clear of all assignments, licenses, restrictions, encumbrances, charges or claims for infringement, and none is subject to any outstanding order, decree, judgment, stipulation or charge. There is no unauthorized use, disclosure, infringement or misappropriation of any of the Intangible Property by any third party. The Seller Parties' use of the Intangible Property does not infringe upon or otherwise violate the rights of others. No one has asserted to either Seller Party that its use of the Intangible Property infringes upon the patents, trade secrets, trade names, trademarks, service marks, copyrights or other intellectual property rights of any other Person.

RECORDS. True and complete copies of each Seller Party's Governing Documents have been delivered to MPT prior to the execution and delivery of this Agreement. The books of account, minute books, stock record books and other records of the Seller Parties, all of which have been made available to MPT, are complete and correct. The minute books of the Seller Parties contain records of all meetings and other company actions of the directors (or other Persons, however designated, possessing and/or exercising similar authority and control over the Seller Parties) and Equity Constituents of the Seller Parties, and have been delivered to MPT prior to the execution and delivery of this Agreement.

SUBSIDIARIES. Except as set forth on SCHEDULE 4.23 attached hereto, no Seller Party owns any Subsidiary.

BROKERS. Except as set forth on SCHEDULE 4.24 attached hereto, no Person is or will be entitled to any brokerage, finder's or other fee, commission or payment in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either of the Seller Parties.

THE AMBULATORY SURGERY CENTER.

SCHEDULE 4.25(a) sets forth (i) the unaudited balance sheet of PMC (the "PMC Balance Sheet") at June 30, 2005 (the "PMC Balance Sheet Date") and (ii) the unaudited statement of income and cash flows of PMC for the six (6) month period ended June 30, 2005 (the financial statements described in this sentence, being referred to herein collectively, as the "PMC Financial Statements"). The PMC Financial Statements set forth on SCHEDULE 4.25(a) have been prepared on a cash basis, are based on the books, records and accounts of PMC and fairly present the financial condition and results of operations, cash flows and stockholders' or partners' equity of PMC as of the respective dates thereof and for the respective periods indicated therein, except that the PMC Financial Statements are subject to normal year-end adjustments which are not, and will not be, material in amount or effect, either individually or in the aggregate.

Except as set forth on SCHEDULE 4.25(b) attached hereto, PMC has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, including any potential future liability arising out of acts or omissions which have already occurred, which are not fully and accurately reflected or reserved against in the PMC Balance Sheet, or which would cause any appraisal or valuation to be misleading or fail to accurately reflect the fair market value of the Ambulatory Surgery Center, except for liabilities or obligations that may have arisen in the Ordinary Course of Business since the PMC Balance Sheet Date (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), and the Seller Parties have no Knowledge of any fact, condition or circumstance which could form the basis of any Claim in respect of any such liability or obligation.

Except as described on SCHEDULE 4.25(c) hereto, neither PMC, nor, to the Knowledge of each Seller Party, any physician or service provider with respect to the Ambulatory Surgery Center (i) is a party to or has received notice of the commencement of any investigation or debarment proceedings or any governmental investigation or action (including any civil investigative demand or subpoena) under any Healthcare Fraud Laws affecting PMC or PMC's operation of the Ambulatory Surgery Center (and no grounds for any such proceeding, investigation or action exist); and (ii) is not in full compliance with all applicable Healthcare Fraud Laws.

PMC (i) is in material compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of the Ambulatory Surgery Center business and its ownership and use of its assets, and no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree; and (ii) has timely made or given all filings and notices required to be made by PMC with the regulatory agencies of any Governmental Entity.

(e) A true, correct and complete copy the valuation report for the Ambulatory Surgery Center has been delivered to the MPT Parties.

REPRESENTATIONS COMPLETE. The representations and warranties made by the Seller Parties in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by the Seller Parties pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing Date, to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                REPRESENTATIONS AND WARRANTIES OF THE MPT PARTIES

The MPT Parties hereby represent and warrant to the Seller Parties as of the date hereof and as of the Closing Date as follows:

ORGANIZATION. MPT is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. MPT is duly qualified as a foreign limited partnership in good standing under the laws of the jurisdiction(s) in which the nature of the business conducted, or the assets owned, operated and/or leased by MPT requires or makes such qualification necessary. Acquisition Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified as a foreign limited liability company in good standing under the laws of the State of Indiana. Acquisition Sub is and always has been a Single Purpose Entity, which currently holds no assets and was created for the sole purpose of the completion of the transactions contemplated herein. Acquisition Sub is wholly-owned by MPT.

AUTHORIZATION; ENFORCEMENT, ABSENCE OF CONFLICTS. Each MPT Party has, as applicable, the requisite limited partnership or limited liability company power and authority to conduct its respective businesses as they are now being conducted and as proposed to be conducted and to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and to consummate the transactions contemplated hereby and thereby. All limited partnership or limited liability company actions required to be taken by MPT and Acquisition Sub to authorize the execution, delivery and performance of this Agreement, as well as all other documents, agreements and instruments executed and delivered by MPT and Acquisition Sub which are necessary to give effect thereto (all such other documents, agreements and instruments executed and delivered by MPT being referred to herein collectively as the "MPT Instruments"; and, all such other documents, agreements and instruments executed and delivered by Acquisition Sub being referred to herein collectively as the "Acquisition Sub Instruments") and all transactions contemplated hereby and thereby, have been duly and properly taken or obtained in accordance and compliance with, as applicable, MPT's Governing Documents and Acquisition Sub's Governing Documents. No other action on the part of either MPT or Acquisition Sub, or the respective Equity Constituents thereof, is necessary to authorize the execution, delivery and performance of, as applicable, this Agreement, the MPT Instruments, the Acquisition Sub Instruments and all transactions contemplated hereby and thereby. This Agreement, the MPT Instruments and the Acquisition Sub Instruments are and will constitute the valid and legally binding obligations of MPT and Acquisition Sub, as applicable, and are and will be enforceable against MPT and Acquisition Sub, as applicable, in accordance with their respective terms, except as enforceability may be restricted, limited or delayed by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except as enforceability may be subject to and limited by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ABSENCE OF CONFLICTS. The execution, delivery and performance of this Agreement by MPT and Acquisition Sub, the execution, delivery and performance of the MPT Instruments by MPT, the execution, delivery and performance of the Acquisition Sub Instruments by Acquisition Sub, and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice and/or the passage of time: (i) violate or conflict with any provision of the Governing Documents of either MPT Party; (ii) violate or conflict with any provision of any Law to which either MPT Party is subject or (iii) violate or conflict with any judgment, order, writ or decree of any court applicable to either MPT Party.

LITIGATION. There is no Claim pending or, to the Knowledge of either MPT Party, threatened against or affecting either MPT Party that has had or would reasonably be expected to have a material adverse effect on either MPT Party's business, properties, assets, financial condition or ability to perform this Agreement or any aspect of the transactions contemplated hereby and, to the Knowledge of the MPT Parties, there is no basis for any such Claim.

POSSESSION OF PERMITS. MPT and Acquisition Sub, where applicable, possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of their properties and assets, except where the failure to possess any of the foregoing would not prevent or impede MPT or Acquisition Sub from consummating the transactions contemplated hereby.

COMPLIANCE WITH LAW. MPT and Acquisition Sub, where applicable (a) are in compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every Governmental Entity in connection with the ownership, conduct, operation and maintenance of their businesses, and their ownership and use of their assets, except where non-compliance would not prevent or impede MPT or Acquisition Sub from consummating the transactions contemplated hereby or the ability of MPT or Acquisition Sub to perform this Agreement and, to the Knowledge of the MPT Parties, no event has occurred or circumstance exists which (without notice or lapse of time) would result in any noncompliance with any such law, rule, regulation, ordinance, license permit, order, writ or decree which would prevent or impede either MPT Party from consummating the transactions contemplated hereby; and (b) have timely made or given all filings and notices required to be made by MPT and Acquisition Sub with the regulatory agencies of any Governmental Entity, except where such failure would prevent or impede MPT or Acquisition Sub from consummating the transaction contemplated hereby.

BROKERS. No Person is or will be entitled to any brokerage, finder's or other fee, commission or payment in connection with or as a result of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any MPT Party.

REPRESENTATIONS COMPLETE. The representations and warranties made by the MPT Parties in this Agreement and the statements made in or information contained on any Schedules or certificates furnished by the MPT Parties pursuant to this Agreement do not contain and will not contain, as of their respective dates and as of the Closing Date, any untrue statement of a material fact, nor do they omit or will they omit, as of their respective dates or as of the Closing Date, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                TITLE AND SURVEY

SURVEY. MPT shall cause to be prepared, at the Seller Parties' expense, a current ALTA/ACSM Land Title Survey of the Land, prepared by a duly licensed land surveyor. The survey shall be currently dated, shall show the location on the Land of any improvements, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, easements, roads, rights-of-way, means of ingress and egress, location of all utilities serving the Land, and encroachments, and shall contain a legal description of the boundaries of the Land by metes and bounds and the appropriate flood zone designation and the total number of acres constituting the Land. The surveyor shall certify to the MPT Parties and to the Title Company that the survey is correct and that there are no visible discrepancies, conflicts, encroachments, overlapping of improvements, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, easements, roads or rights-of-way except as are shown on the survey plat. Any and all matters shown on such survey shall be legibly identified by appropriate volume and page recording references with dates of recording noted. If MPT shall disapprove such survey for any reason in MPT's sole discretion, MPT may treat such objection as a title objection and request that it be cured. If the Seller Parties are unable to cure any objection to the survey within twenty (20) days following delivery of notice to the Seller Parties thereof, then MPT may terminate this Agreement upon written notice to the Seller Parties.

TITLE INSURANCE. MPT will cause to be prepared, at the Seller Parties' expense, a title commitment for the issuance of an ALTA Owner's Policy in form and substance acceptable to MPT, and issued by a title insurance company acceptable to MPT and qualified to insure titles in the State of Indiana (the "Title Company"), in the amount of the Purchase Price, covering title to the Land at a date not earlier than the date hereof and showing good and marketable title, subject only to the Permitted Encumbrances. All of the standard exceptions within the policy and the exceptions for mechanic's and materialmen's liens and the survey exception shall be deleted. If MPT shall disapprove any items stated in the Title Commitment or the Exception Documents, MPT may treat such objection as a title objection and request that it be cured. If the Seller Parties are unable to cure any exception or objection to title that is not a Permitted Encumbrance within twenty (20) days following delivery of notice to the Seller Parties thereof, then MPT may terminate this Agreement upon written notice to the Seller Parties.

                              PRE-CLOSING COVENANTS

From and after the execution and delivery of this Agreement to and including the Closing Date (unless a later date or time is specified), the applicable party shall observe the following covenants:

NO SHOP. Neither the Seller Parties nor any investment banker, attorney, accountant, representative or other Person retained by or on behalf of the Seller Parties shall, directly or indirectly, initiate contact with, respond to, solicit or encourage any inquiries, proposals or offers by, participate in any discussions or negotiations with, enter into any agreement with, disclose any information concerning the Seller Parties or the Seller Parties' assets to, afford any access to the properties, books or records of the Seller Parties to, or otherwise assist, facilitate or encourage, any person in connection with any possible proposal regarding a sale or lease of all or any material portion of the Assets (including all or any portion of the Land) or any similar transaction. The Seller Parties shall notify MPT immediately if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested.

ACCESS. Between the date hereof and the Closing (the "Review Period"), the Seller Parties shall (i) afford MPT and its authorized representatives full and complete access to the Seller Parties' employees, medical staff, and other agents and representatives and during normal working hours to all books, records, offices and other facilities of the Seller Parties, (ii) permit MPT to make such inspections and to make copies of such books and records as it may reasonably require and (iii) furnish MPT with such financial and operating data and other information relating to the Seller Parties and the Land as MPT may from time to time reasonably request. MPT and its authorized representatives shall conduct all such inspections under the supervision of personnel of the Seller Parties in a manner that will minimize disruptions to the business and operations of the Seller Parties and in a manner as to maintain the confidentiality of this Agreement. Nothing herein shall require the Seller Parties to disclose any information to the other if such disclosure would: (A) cause significant competitive harm to its competitive position if the transactions contemplated hereby are not consummated; (B) jeopardize any attorney-client or other legal privilege; or (C) contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its affiliates is a party); provided, however, that if any Seller Party relies on this sentence of
Section 7.2 as a basis for such non-disclosure, such Seller Party shall nevertheless inform MPT of the general nature of the information not being disclosed and the basis for such non-disclosure.

CONFIDENTIALITY. The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the confidentiality obligations as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose. The information contained herein, in the Schedules hereto or delivered to MPT or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Information (as defined and subject to the exceptions contained therein) until the Closing and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. All obligations of MPT under the Confidentiality Agreement shall terminate simultaneously with the Closing.

REGULATORY AND OTHER AUTHORIZATIONS, NOTICES AND CONSENTS.

Each party hereto shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Entities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and each such party will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

The Seller Parties shall give promptly such notices to third parties and use its commercially reasonable efforts to obtain such third party consents and estoppel certificates as MPT may in its sole and absolute discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement, as may be or become necessary for its execution and delivery of, and performance of its obligations under, this Agreement.

MPT shall cooperate and use commercially reasonable efforts to assist the Seller Parties in giving such notices and obtaining such third party consents and estoppel certificates; provided, however, that MPT shall not have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate which MPT in its sole and absolute discretion may deem adverse to the interests of MPT or Acquisition Sub.

MUTUAL COVENANTS. The parties shall use their good faith reasonable efforts to satisfy the conditions to the closing of the transactions contemplated hereby. Without limiting the generality of the foregoing, the respective parties shall execute and/or deliver, or use their respective good faith reasonable efforts to cause to be executed and/or delivered, the documents contemplated to be executed and/or delivered by them at Closing.

SCHEDULE UPDATES. From the date hereof until the Closing Date, MPT and Acquisition Sub, on one hand, and the Seller Parties on the other hand, shall immediately advise the other parties in writing of any additions or changes to any Schedule to reflect any deficiencies or inaccuracies in such Schedule or to reflect circumstances or matters which occur after the date of this Agreement which, if existing prior to such date, would have been required to be described in such Schedule; provided, however, that no additions or changes made to any Schedule to correct deficiencies or inaccuracies in such Schedule shall be deemed to cure any breach or inaccuracy of a representation or warranty, covenant or agreement or to satisfy any condition unless otherwise agreed to in writing by the other parties, but provided further, however, that an addition or change made to any Schedule to reflect circumstances or matters which occur after the date of this Agreement shall be deemed to cure a breach or inaccuracy of a representation or warranty, covenant or agreement, but shall not be deemed to satisfy any condition unless agreed to in writing by the other party.

CONDUCT OF BUSINESS BY THE SELLER PARTIES PENDING THE CLOSING. Each Seller Party covenants and agrees that, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Closing Date, unless MPT shall otherwise agree in writing, the Seller Parties shall conduct the Business only in, and the Seller Parties shall not take any action except in, the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations, and that the Seller Parties shall use reasonable best efforts to preserve substantially intact the business organization of the Seller Parties, to keep available the services of the current officers, employees and consultants of the Seller Parties and to preserve the present relationships of the Seller Parties with medical staff, suppliers and other persons with which the Seller Parties have significant business relations and the Seller Parties shall not take any actions or omit to take any actions which would cause the representations and warranties described in Section 4.7 to be untrue.

PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the parties agree to consult with each other before any party hereto or any of their respective Affiliates issues any press release or makes any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue, or permit to be issued, any such press release or make, or permit to be made, any such public statement prior to such consultation.

                               CLOSING CONDITIONS

CONDITIONS TO THE OBLIGATIONS OF THE SELLER PARTIES. The obligations of the Seller Parties to effect the transactions contemplated hereby shall be subject to the fulfillment of the following condition(s), any one or more of which may be waived by the Seller Parties:

All of the representations and warranties of the MPT Parties set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date;

The MPT Parties shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by them prior to, or as of, the Closing;

The MPT Parties shall have made the Loan to Monroe Seller;

The MPT Parties shall have executed, where applicable, and delivered to the Seller Parties the documents referenced in Section 9.3 hereof; and

The MPT Parties shall not have suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect.

CONDITIONS TO THE OBLIGATIONS OF THE MPT PARTIES. The obligations of the MPT Parties to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the MPT Parties:

All of the representations and warranties of the Seller Parties set forth in this Agreement shall be true and correct when made and as of the Closing Date as if made on the Closing Date;

The Seller Parties shall have delivered, performed, observed and complied with all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing;

The Seller Parties shall not have suffered any change, event or circumstance which has had, or would be reasonably expected to have, a Material Adverse Effect;

MPT shall have completed the due diligence investigations of the Seller Parties and the Land and shall be satisfied with the results of such investigations;

All necessary approvals, consents, estoppel certificates and the like of third parties to the validity and effectiveness of the transactions contemplated hereby have been obtained, and all required governmental filings or approvals, and lender approvals, have been satisfied;

No portion of the Assets shall have been destroyed by fire or casualty;

MPT shall have received copies of all permits, licenses, certificates of need and other approvals of governmental authorities required for the proposed construction and development of the Hospital Improvements for their intended use;

Intentionally deleted;

MPT shall have received evidence that the Seller Parties are maintaining insurance on the Assets as required in the Lease and that MPT and its lenders, if any, are named as additional insureds and, where applicable, loss payees;

The Seller Parties shall have executed where applicable and delivered to the MPT Parties, as applicable, the documents referenced in Section 9.2 hereof;

There shall not have been instituted by any creditor of a Seller Party, any Governmental Entity or any other Person (other than the Seller Parties or any Affiliate thereof), any suit, action, proceeding or investigation which would adversely affect the Assets or seek to restrain, enjoin or invalidate the transactions contemplated by this Agreement; and

The Appraisal shall have been delivered to MPT and shall reflect an Appraised Value that equals or exceeds the Projected Total Development Costs.

                                     CLOSING

CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. in Birmingham, Alabama on October _____, 2005, or on such other date and such other place as the parties hereto shall mutually agree (the actual date of closing being herein referred to as the "Closing Date").

THE SELLER PARTIES' CLOSING DATE DELIVERABLES. On the Closing Date, the Seller Parties shall deliver to the MPT Parties the documents listed below.

Duly executed bills of sale and assignments transferring all Assets other than the Land in form and substance satisfactory to MPT;

A duly executed general warranty deed in substantially the form as EXHIBIT 9.2(b) (the "Deed") conveying the Land from Monroe Seller to Acquisition Sub;

A certified copy of the resolutions of the governing body and/or Equity Constituents of the Seller Parties and ASC dated as of the date hereof and authorizing the Seller Parties' execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

Certificates of existence and good standing of each Seller Party and ASC from the secretary of state of Indiana, dated the most recent practical date prior to the Closing Date;

A statement certified by the chief financial officer of Monroe Operator indicating that the Monroe Operator has received from its Equity Constituents, and retained, equity capital contributions in an amount not less than Nine Million and No/100 Dollars ($9,000,000.00);

Intentionally deleted;

The Title Commitment and Title Policy in form and substance satisfactory to MPT;

A Survey dated the most recent practical date prior to the Closing Date in form and substance satisfactory to MPT;

A Phase I Environmental Site Assessment Report dated the most recent practical date prior to the Closing Date in form and substance satisfactory to MPT (and a Phase II if recommended by the Phase I Report);

Property condition reports for the Land, dated the most recent practical date prior to the Closing Date and in form and substance satisfactory to MPT;

A Zoning Compliance Letter/Certificate dated the most recent practical date prior to the Closing Date in form and substance satisfactory to MPT;

Tenant Estoppel Certificates in form and substance satisfactory to MPT;

Owner's Affidavits in form and substance satisfactory to MPT;

The Search Reports dated the most recent practical date prior to the Closing Date in form and substance satisfactory to MPT;

A Non-Foreign Affidavit in form and substance satisfactory to MPT;

The Lease, together with a Memorandum of Lease Agreement in form and substance satisfactory to MPT;

The Assignment of Rents and Leases in substantially the form attached hereto as
EXHIBIT 9.2(q);

The Security Agreements in substantially the form attached hereto as EXHIBIT 9.2(r);

The legal opinions of Brennan, Manna & Diamond as counsel for the Seller Parties, substantially in the form attached hereto as EXHIBIT 9.2(s) (it being understood and agreed that Seller Parties shall cause Barnes & Thorneburg, LLP to deliver, within two (2) Business Days following the Closing Date, an opinion in form and substance satisfactory to the MPT Parties addressing Indiana law as it relates to the matters opined to in said Brennan, Manna & Diamond opinion);

At the Closing, each Seller Party shall have furnished to the MPT Parties a certificate dated the Closing Date signed by such Seller Party to the effect that all of the representations and warranties of the Seller Parties contained in the Agreement (considered collectively) and each of these representations and warranties (considered individually) remain in all respects true and correct as of the Closing Date as if made on such date and that the Seller Parties have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by the Seller Parties on or prior to Closing;

All necessary approvals, consents, estoppel certificates and the like of third parties or Governmental Entities to the validity and effectiveness of the transactions contemplated hereby;

The Noncompete Agreement substantially in the form attached as EXHIBIT 9.2(v);

The Promissory Note;

The Repurchase Agreement in the form attached hereto as EXHIBIT C-1; and

Such other instruments and documents as the MPT Parties reasonably deem necessary to effect the transactions contemplated hereby.

MPT PARTIES' CLOSING DATE DELIVERABLES. On the Closing Date, the MPT Parties shall deliver to the Seller Parties the documents listed below.

A certified copy of the resolutions of the governing body of each MPT Party dated as of the date hereof authorizing the execution, delivery and performance of this Agreement and all other documents to be executed in connection herewith;

Certificates of existence and good standing of each MPT Party from the Delaware Secretary of State of the State of Delaware, dated the most recent practical date prior to the Closing Date;

Certificates of good standing and foreign qualification of Acquisition Sub from the Secretary of State of the State of Indiana, dated the most recent practical date prior to the Closing Date;

The Lease, together with a Memorandum of Lease in form and substance satisfactory to MPT;

The Assignment of Rents and Leases in substantially the form attached hereto as
EXHIBIT 9.2(q);

An Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., as counsel for the MPT Parties substantially in the form attached as EXHIBIT 9.3(f);

At the Closing, each MPT Party shall have furnished to the Seller Parties a certificate dated the Closing Date signed by such MPT Party to the effect that all of the representations and warranties of such MPT Party contained in the Agreement (considered collectively) and each of these representations and warranties (considered individually) remain in all respects true and correct as of the Closing Date as if made on such date and that such MPT Party has performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed or satisfied by such MPT Party on or prior to Closing;

Any bills of sale and assignments requiring the signature of any MPT Party;

The Security Agreement in substantially the form attached hereto as EXHIBIT 9.2(r);

The Noncompete Agreements substantially in the form attached as EXHIBIT 9.2(v); and

The Repurchase Agreement in the form attached as EXHIBIT C-1.

COMMITMENT AND CONSTRUCTION FEES. The Monroe Operator shall, at Closing, pay to MPT (or its designated Affiliates) (i) the Construction Fee; and (ii) an amount in cash equal to one half of one percent (0.5%) of the Projected Total Development Costs (the "Commitment Fee") less all amounts the Monroe Operator has previously paid to MPT pursuant to and as required by the Letter of Intent and the Commitment Letter (the "Commitment Fee Deposit"); provided, however, that if, in the event the transactions contemplated by this Agreement fail to close (A) by or before June 1, 2006, for any reason or no reason, then the Commitment Fee may, in the sole discretion of MPT, be increased to an amount equal to Three Quarters of One Percent

(0.75%) of the Projected Total Development Costs; or (B) for any reason, the Commitment Fee Deposit shall be considered a fee earned by MPT and MPT shall not be required to refund any portion thereof to the Monroe Operator.

                                   TERMINATION

TERMINATION PRIOR TO CLOSING. Notwithstanding anything to the contrary in this Agreement, the remaining obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to Closing:
(i) by mutual written consent of the Seller Parties and MPT; (ii) by the Seller Parties if the conditions set forth in Section 8.1 shall not have been satisfied on or before October 7, 2005; or (iii) by MPT if the conditions set forth in
Section 8.2 shall not have been satisfied on or before October 7, 2005.

NOTICE OF TERMINATION PRIOR TO CLOSING. In the event of the termination of this Agreement pursuant to Section 10.1, the party terminating this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party. Each filing, application and other submission relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the person to which it was made. The confidentiality provisions set forth in this Agreement shall survive any termination of this Agreement. Notwithstanding any statement contained in this Agreement to the contrary, termination of this Agreement shall not relieve any party from liability for any breach or violation of this Agreement that arose prior to such termination.

                             POST CLOSING COVENANTS

JCAHO COMPLIANCE. The Monroe Operator shall, as of the Operational Date or as soon as reasonably practicable thereafter, apply for and obtain accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO").

HIPAA COMPLIANCE. The Monroe Operator shall use commercially reasonable efforts to be in compliance, upon the Operational Date, with the standards for privacy of individually-identifiable health information which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA").

NECESSARY PERMITS. Except as set forth in SCHEDULE 11.3, the Monroe Operator either has or has begun applying for, and will have, as of the Operational Date, obtained all Permits from all applicable federal, state and local authorities and any other regulatory agencies necessary or proper in order to operate the Hospital and to conduct the Business.

PARTICIPATION IN GOVERNMENT PROGRAMS. The Monroe Operator shall take all actions necessary to cause the Hospital to be in compliance with the conditions of participation for the Government Programs and to receive all approvals or qualifications necessary for capital reimbursement.

COMPLIANCE WITH WHOLE HOSPITAL EXCEPTION. The Monroe Operator shall operate in compliance with the Stark Law whole hospital exception as set forth in 42 C.F.R.
Section 411.356(c)

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

and will not operate as a specialty hospital as defined in 42 C.F.R. Section
411.351. In addition, the Monroe Operator will not cease providing any services as relied upon by counsel in issuing the opinion attached hereto as EXHIBIT 9.2(s) without obtaining written approval of MPT which will not be required if 42 C.F.R Section 411.356(c)(3)(ii) has been repealed or expired and twelve (12) months has elapsed without the subsequent passage of legislation reinstating the specialty hospital conditions of 42 C.F.R. 411.351.

POST-CLOSING ACCESS TO INFORMATION. The Seller Parties and the MPT Parties acknowledge that, subsequent to Closing, each may need access to the Assets and to information, documents or computer data in the control or possession of the other for purposes of concluding the transactions contemplated herein and for audits, investigations, compliance with governmental requirements, regulations and requests, the prosecution or defense of third party claims. Accordingly, the Seller Parties and the MPT Parties agree that they will make available to the other parties and their agents, independent auditors and/or governmental entities such documents and information as may be available relating to the Assets and the Hospital and will permit the other parties to make copies of such documents and information at the requesting party's expense.

SURVIVAL. The provisions of this Article XI shall survive Closing.

                                 INDEMNIFICATION

INDEMNIFICATION OF THE MPT PARTIES. Subject to the limitations set forth in this Article, the Seller Parties agree to jointly and severally indemnify, defend and hold harmless the MPT Parties, their Affiliates and its respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "MPT Indemnified Parties") from and against all Damages asserted against or incurred by the MPT Indemnified Parties or any of them arising out of or in connection with or resulting from
(i) any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of the Seller Parties, or (ii) any liability relating to the operation of the Business prior to Closing.

INDEMNIFICATION OF THE SELLER PARTIES. Subject to the limitations set forth in this Article, the MPT Parties hereby agree to indemnify, defend and hold harmless the Seller Parties, the Seller Parties' Affiliates and their respective officers, directors, members, (general and limited) partners, shareholders, employees, agents and representatives (collectively, the "Seller Indemnified Parties") from and against all Damages asserted against or incurred by the Seller Indemnified Parties or any of them arising out of or in connection with or resulting from (i) any breach of, misrepresentation associated with or failure to perform under any covenant, representation, warranty or agreement under this Agreement or the other agreements contemplated hereby on the part of the MPT Parties, or (ii) the ownership and operation of the Assets by the MPT Parties after Closing.

NOTIFICATION AND DEFENSE OF CLAIMS.

A party entitled to be indemnified pursuant to Section 12.1 or Section 12.2 (the "Indemnified Party") shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, as soon as possible after the Indemnified Party becomes aware of such claim or demand; provided, that the Indemnified Party's failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party's rights with respect thereto except to the extent the Indemnified Party is materially prejudiced by the delay.

If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to the provisions hereof, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party (a "Third Party Claim"), the Indemnifying Party shall have the obligation either
(i) to pay such claim or demand, or (ii) defend any such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After the Indemnifying Party has assumed the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 12.3 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, provided that the Indemnified Party shall have the right to employ counsel, at the Indemnifying Party's expense, to represent it if (A) in the Indemnified Party's reasonable opinion the Indemnifying Party is not diligently prosecuting the defense of such Third Party Claim, (B) such Third Party Claim involves remedies other than monetary damages and such remedies, in the Indemnified Party's reasonable judgment, could have a material adverse effect on such Indemnified Party, (C) the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more defenses or counterclaims that may be alleged by the Indemnifying Party, or
(D) the Indemnified Party believes in its reasonable discretion that a conflict of interest exists between the Indemnifying Party and the Indemnified Party with respect to such third party claim or action, and in any such event the reasonable fees and expenses of such separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. Subject to and without waiving privilege, the Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party claim or demand.

No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and diligently prosecuting the defense of such claim pursuant to Section 12.3(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability(including regulatory liability) of the Indemnifying Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnifying Party or any Affiliate of the Indemnifying Party. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which includes any admission of wrongdoing or could result in any liability (including regulatory liability) of the Indemnified Party or which would otherwise in any manner affect, restrain or interfere with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

LIMITATIONS ON CLAIMS.

Notwithstanding anything in this Article XII to the contrary, no Indemnified Party's Damages shall be payable pursuant to this Article XII unless and until the aggregate amount of Damages asserted against the applicable Indemnifying Party under this Article XII equals or exceeds Fifty Thousand Dollars ($50,000) (the "Liability Threshold") and then only to the extent of such excess.

The indemnification rights provided for under this Article XII shall be limited in certain respects as follows: (i) the rights of any Seller Indemnified Party to seek indemnification under this Article XII shall terminate on the second anniversary of the Closing Date (the "Seller Parties' Indemnity Period"); (ii) the rights of any MPT Indemnified Party to seek indemnification under this
Article XII shall terminate on the second anniversary of Closing Date (the "MPT Parties' Indemnity Period"), except that the MPT Parties' Indemnity Period shall terminate on the fifth anniversary of the Closing Date with respect to any Claim related to any breach or inaccuracy of any representation or warranty set forth in Section 4.10 or Section 4.11 hereof. Notwithstanding the foregoing, if, prior to the close of business on the last day of, as applicable, the Seller Parties' Indemnity Period or the MPT Parties' Indemnity Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

The foregoing limitations on time and amount shall not apply to any Damages asserted or incurred by any Indemnified Party arising or resulting from (i) any act or omission of an applicable Indemnifying Party which constitutes fraud,
(ii) any breach by an Indemnifying Party of its post-closing covenants, or (iii) in the case of any MPT Indemnified Party, the Excluded Liabilities.

Following full indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all Persons relating to the matter for which indemnification has been made.

Notwithstanding any provision of this Agreement to the contrary, in the event any claim is made by one party to this Agreement against another party to this Agreement, the Non-Prevailing Party, and only the Non-Prevailing Party, shall be responsible for paying the reasonable legal fees, costs and expenses of the other party to the claim and the term "Damages," as used herein with respect to a Non-Prevailing Party, shall be deemed not to include the legal fees and expenses of such Non-Prevailing Party.

INVESTIGATIONS. The right to indemnification based upon breaches or inaccuracies of representations, warranties and covenants will not be affected by any investigation conducted with respect to, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, whether as a result of disclosure by a party pursuant to this Agreement or otherwise, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, will not affect a party's right to indemnification, payment of damages or other remedies based on such representations, warranties and covenants.

TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnification payments made pursuant to this Article XII shall be treated by the parties for income Tax purposes as adjustments to the Purchase Price, unless otherwise required by applicable Law.

INSURED LOSSES. The amount of any damages for which indemnification is provided under this Article XII shall be net of any duplicative amounts recovered by the Indemnified Party under insurance policies or from unaffiliated third Persons with respect to such damages; provided, however, such Indemnified Party shall have no duty or obligation to seek recovery of any available insurance proceeds in advance of exercising its rights or remedies under this Article XII to seek indemnification by the Indemnifying Party.

EXCLUSIVE REMEDY. FROM AND AFTER CLOSING, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE INDEMNIFICATION RIGHTS PROVIDED IN THIS ARTICLE XII SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF THE PARTIES TO THIS AGREEMENT FOR BREACHES OF THIS AGREEMENT AND FOR ALL DISPUTES ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY ADDITIONAL AGREEMENTS OR DOCUMENTS EXECUTED OR DELIVERED IN OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR POST-CLOSING COVENANTS, CASES WHERE SPECIFIC PERFORMANCE IS AVAILABLE AS A REMEDY AND EXCEPT IN CASES OF FRAUD.

                               DISPUTE RESOLUTION

GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

JURISDICTION AND VENUE. THE PARTIES CONSENT TO PERSONAL JURISDICTION IN DELAWARE. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND TRIED EXCLUSIVELY IN THE STATE OR FEDERAL COURTS OF DELAWARE. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE SELLER PARTIES EXPRESSLY ACKNOWLEDGE THAT DELAWARE IS A FAIR, JUST AND REASONABLE FORUM AND AGREE NOT TO SEEK REMOVAL OR TRANSFER OF ANY ACTION FILED BY THE MPT PARTIES IN SAID

COURTS. FURTHER, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO A PARTY AT THE ADDRESS DESIGNATED PURSUANT TO SECTION 14.2 SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PARTY FOR ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURT TO WHOSE JURISDICTION ANY OF THE PARTIES IS OR MAY BE SUBJECT.

                                  MISCELLANEOUS

ASSIGNMENT. This Agreement is not assignable by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, MPT and Acquisition Sub may at any time and without the consent of the Seller Parties assign all of their respective rights and obligations hereunder to one or more of its Affiliates; provided, however, that no such assignment shall relieve or release MPT or Acquisition Sub from their obligations hereunder.

NOTICE. All notices, demands, requests and other communications or documents required or permitted to be provided under this Agreement shall duly be in writing and shall be given to the applicable party at its address set forth below or such other address as the party may later specify for that purpose by notice to the other party:

                 If to any Seller Party:  Monroe Hospital, LLC
                                          2497 Cota Drive
                                          Bloomington, Indiana  47403
                                          Attention:  Kamal Tiwari, M.D.

                 With a copy to:          Brennan, Manna & Diamond, LLC
                                          75 East Market Street
                                          Akron, Ohio 44308
                                          Attention:  Frank T. Sossi, Esq.

                 If to any MPT Party:     c/o Medical Properties Trust, Inc.
                                          1000 Urban Center Drive, Suite 501
                                          Birmingham, AL 35242
                                          Attn:  Michael G. Stewart, Esq.

                 With a copy to:          Baker, Donelson, Bearman, Caldwell &
                                          Berkowitz, P.C.
                                          420 20th Street North, Suite 1600
                                          Birmingham, Alabama 35203
                                          Attention: Thomas O. Kolb, Esq.

Each notice shall, for all purposes, be deemed given and received:

      if by hand, when delivered;

      if given by nationally recognized and reputable overnight delivery service, the Business Day on which the notice is actually received by the party; or

      if given by certified mail, return receipt requested, postage prepaid, the date shown on the return receipt as having been received or refused.

SYNDICATION. Subject to applicable healthcare regulatory requirements (including the Healthcare Fraud Laws), MPT will permit up to thirty percent (30%) of Acquisition Sub to be owned by certain of the Physicians. MPT and the Monroe Operator will work together to decide which of the Physicians receive an opportunity to invest in Acquisition Sub. The Physicians will invest on an equal basis with MPT. Subject to applicable healthcare regulatory requirements (including the Healthcare Fraud Laws), MPT shall provide financing to those Physicians who are offered, and wish to acquire, interests in Acquisition Sub in an amount equal to all or any portion of their respective investments in Acquisition Sub. Such financing shall be evidenced by a note which shall be secured by such Physician's interest in Acquisition Sub and bear interest at a rate equal to the Base Rate (as defined in the Lease). Such notes shall have maturity of seven (7) years, be payable, in whole or in part, at any time prior to maturity and shall be subject to such further terms and conditions as are customary in similar transactions.

SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, the Seller Parties agree to cooperate with MPT in connection with any securities offerings, filings or financing transactions and, in connection therewith, the Seller Parties shall furnish MPT with such financial and other information as MPT shall request. MPT shall have the right of access, at reasonable business hours and upon advance notice, to the Land and all documentation and information relating to the Land and have the right to disclose any information regarding this Agreement, the Commitment Letter, any Seller Party, the Land and all other agreements executed in connection herewith and all other documents in connection with the transactions contemplated hereby, and such other additional information which MPT may reasonably deem necessary.

EXPENSES. The Seller Parties shall pay all costs and expenses incurred by the Seller Parties and the MPT Parties in connection with the transactions contemplated hereby, including, without limitation, the cost of survey, appraisal, environmental, title and other third-party reports and all document stamps, transfer, excise, recording, gains, sales, bulk sales, use and similar conveyance Taxes and fees imposed by reason of and associated with the transactions contemplated hereby and by deficiency, interest or penalty asserted with respect thereto, as well as the cost of the survey, the title insurance and all title endorsements required by the MPT Parties and their lenders, and all attorneys' fees an expenses.

CAPTIONS. The section and paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

ENTIRE AGREEMENT; MODIFICATION. This Agreement, including the Exhibits and Schedules hereto, and other written agreements executed and delivered at Closing by the parties hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior oral or written agreements between the parties with respect to the subject matter of this Agreement. It is expressly agreed that there are no verbal understandings or agreements which in any way change the terms, covenants, and conditions set forth in this Agreement, and that no modification of this Agreement and no waiver of any of its terms and conditions shall be effective unless it is made in writing and duly executed by the parties hereto.

SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement and attached hereto shall be deemed a part of this Agreement and are hereby incorporated herein by reference.

SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

CONSTRUCTION. The parties hereby agree that each has played an equal part in the negotiations and drafting of this Agreement, and in interpreting the provisions hereof, therefore, there shall be no construction or interpretation of this Agreement for or against either party based upon who drafted the same.

FURTHER ASSURANCES. From time to time after the Closing and without further consideration, the Seller Parties shall execute and deliver to the Company such instruments of sale, transfer, conveyance, assignment, consent or other instruments as may be reasonably requested by MPT in order to vest all right, title and interest of the Seller Parties in and to the assets conveyed and delivered at the Closing or as otherwise required to carry out the purpose and intent of this Agreement.

COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages to this Agreement may be delivered by facsimile transmission and any such signature page shall be deemed an original.

BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that this Agreement shall not inure to the benefit of any assignee pursuant to an assignment which violates the terms of this Agreement.

                   [Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers on the date first written above.

                                      MPT PARTIES:

                                      MPT OPERATING PARTNERSHIP, L.P.

                                      By: /s/ Edward K. Aldag, Jr.
                                          ----------------------------
                                          Edward K. Aldag, Jr.
                                      Its: President and Chief Executive Officer

                                      MPT OF BLOOMINGTON, LLC

                                      BY: MPT OPERATING PARTNERSHIP, L.P.
                                      ITS: SOLE MEMBER

                                      By: /s/ Edward K. Aldag, Jr.
                                          --------------------------
                                          Edward K. Aldag, Jr.
                                      Its: President and Chief Executive Officer

                                      SELLER PARTIES:

                                      MONROE HOSPITAL, LLC

                                      By: /s/ Kamal K. Tiwari, M.D.
                                          ------------------------------
                                      Name:  Kamal K. Tiwari, M.D.
                                      Title: Manager

                                      SOUTHERN INDIANA MEDICAL
                                      PARK II, LLC

                                      By: /s/ Kamal K. Tiwari, M.D.
                                          ------------------------------
                                      Name: Kamal K. Tiwari, M.D.
                                      Title: Manager

                                    EXHIBIT A

                        [Legal Description of the Land.]

                                    EXHIBIT B

                                      LEASE

                                [See attachment.]

                                    EXHIBIT C

                                 PROMISSORY NOTE

                                [See attachment.]

                                   EXHIBIT C-1

                              REPURCHASE AGREEMENT

                                [See attachment.]

                                      C-1-1

                                 EXHIBIT 9.2 (q)

                         ASSIGNMENT OF RENTS AND LEASES

                                [See attachment.]

                                 EXHIBIT 9.2(r)

                               SECURITY AGREEMENT

                                [See attachment.]

                                 EXHIBIT 9.2(s)

                    LEGAL OPINION OF BRENNAN, MANNA & DIAMOND

                                [See attachment.]

                                 EXHIBIT 9.2(v)

                              NONCOMPETE AGREEMENT

                                [See attachment.]

                                 EXHIBIT 9.3(f)

      LEGAL OPINION OF BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.

                                [See attachment.]